Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Sends Letter to Ramius
Objecting to Proposed Special Shareholder Meeting

Boston, MA, – (BUSINESS WIRE) – Jan 12, 2009 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) announced today that it has sent the following letter from the Chairman of the Company’s Board of Directors to Ramius, LLC in response to their proposal to call a special meeting of shareholders.

Jeffrey Smith
Ramius Capital
599 Lexington Ave.
New York, NY 10022

Dear Jeffrey:

I am writing on behalf of the Board of Directors of Orthofix International N.V. to express our fundamental disagreement with Ramius’s assertion that Orthofix’s shareholders would benefit from the sale of the Blackstone Medical spine business.  We also believe that Ramius’s efforts to elect up to four Ramius-supported nominees to the Orthofix Board would damage shareholder value.

The purpose of this letter, however, is to address your request to call a special meeting of shareholders to consider your proposals.  As you know, Orthofix holds an annual meeting of shareholders each year in June. A similar meeting will be held in 2009.  As part of our commitment to strong corporate governance we do not use a staggered election process for our Board of Directors.  Rather, our governance practices require the annual election of our entire Board, the majority of which is composed of independent directors.  These practices, and other elements of our corporate governance, are consistent with the best practice guidance endorsed by corporate governance experts.  Accordingly, we believe that your request for a special meeting would be duplicative, distracting to management and a waste of shareholder resources.  After all, if a special meeting results from this process it will still be necessary for us to hold our required annual general meeting this year.

Particularly in these challenging economic times, the Board and management team of Orthofix are focused on ensuring that corporate resources are invested wisely. In contrast, the process of calling and holding the special meeting that Ramius is recommending would require unnecessary additional costs for all of our shareholders .  We believe these funds can be better spent elsewhere, for example to make another early debt repayment or for some other appropriate corporate purpose.  We find your request to be focused on the short-term objectives of Ramius, rather than considering what will maximize value for the Company’s shareholder base as a whole.

In the coming weeks, we will be communicating regularly with our shareholders to ensure that they understand why the Board of Directors believes that the Ramius approach to the Orthofix business is fundamentally flawed on a substantive level. As you know, we engaged Morgan Stanley as a strategic partner to thoroughly review and assess a number of strategic alternatives, including those related to the Blackstone business. After Morgan Stanley’s review, the Board unanimously affirmed its commitment to Blackstone and Orthofix’s spine strategy.

Additionally, the Board and management are making significant progress in executing a strategic plan that is sound, and that we believe will maximize shareholder value. In December, we announced the achievement of the major milestone in the development of a stem cell-based allograft in partnership with the Musculoskeletal Transplant Foundation.  As a result of this achievement we now expect full commercialization of this new allograft by June 2009. Additionally, we are currently planning first quarter launches of two key new products, the Firebird™ pedicle screw system and the PILLAR™ SA interbody device. Steps have also been taken to rationalize expenses and create greater supply chain efficiencies. And, Orthofix announced a $10 million partial debt repayment in December. This payment was made ahead of the debt’s maturity date and is a reflection of the confidence that the Board and management have in the expected performance of all our businesses going forward, including Blackstone.

In short, the Board unanimously believes the Ramius proposal runs counter to the best interests of Orthofix’s shareholders. The request to call a special meeting of shareholders will waste money and cause needless distraction for our management team, which we would prefer remain focused on our businesses. We believe if Ramius chooses to spend money in such an inefficient and, frankly, wasteful way, those dollars should come from Ramius, not from all of Orthofix’s shareholders. To that end, if a special meeting results from the current consent solicitation process, we would expect that Ramius will fully pay the costs of any such special meeting

Sincerely,

/s/ James F. Gero
James F. Gero
Chairman, Board of Directors

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.

Where You Can Find Additional Information

Ramius Capital and certain of its affiliates have filed a definitive proxy statement with the SEC to solicit written requests from shareholders of Orthofix to call a special general meeting of shareholders for the purpose of making changes to the composition of Orthofix’s board of directors.  Orthofix has filed with the SEC a preliminary proxy statement in connection with its intent to solicit written requests from shareholders in opposition to Ramius’ solicitation.  If Orthofix holds a special general meeting at Ramius’ and other shareholders’ request, Orthofix intends to file with the SEC, and distribute to shareholders, a proxy statement opposing proposals made by Ramius.  SHAREHOLDERS ARE URGED TO READ ORTHOFIX’S DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain (when they are available) a free copy of proxy statements filed with the SEC by Orthofix at the SEC’s website at www.sec.gov or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).

Orthofix International N.V. and its directors and certain executive officers are participants in the solicitation of consent revocations from shareholders of Orthofix, as well as the solicitation of proxies in connection with a special general meeting of shareholders, if such a meeting is called.  The names of such persons are: James F. Gero, Peter J. Hewett, Jerry C. Benjamin, Charles W. Federico, Dr. Guy J. Jordan, Ph.D., Thomas J. Kester, CPA, Alan W. Milinazzo, Maria Sainz, Dr. Walter P. von Wartburg, Kenneth R. Weisshaar, Robert S. Vaters, Michael Simpson, Bradley R. Mason, Raymond C. Kolls, J.D. and Michael M. Finegan.  Information regarding such participants, as well as each such person’s respective interests in Orthofix by security holdings or otherwise, is set forth in Orthofix’s proxy statement relating to the 2008 annual general meeting of shareholders, which may be obtained free of charge at the SEC’s website at www.sec.gov and Orthofix’s website at www.orthofix.com.  More current information regarding such persons, as well as each such person's respective interests in Orthofix by security holdings or otherwise, will be set forth in the definitive proxy statement materials to be filed with the SEC and distributed to shareholders by Orthofix as described above.